Exhibit 99.1

Black Ridge Oil & Gas Reports Second Quarter 2013 Results

Company Generated Record Adjusted EBITDA from Oil and Gas Operations

Double-Digit Quarterly Production and Revenue Growth

MINNETONKA, MN – August 13, 2013 – Black Ridge Oil & Gas, Inc. (the “Company”) (OTCQB: ANFC), a well-positioned exploration and production (E&P) company focused on non-operated Bakken and Three Forks properties, today announced financial and operating results for the three and six months ended June 30, 2013.

Second Quarter 2013 Financial Highlights

•	Record adjusted EBITDA increased to $1.2 million, up 129% and 25% from second quarter of 2012 and first quarter of 2013, respectively
•	Production averaged 283 barrel of oil equivalent (“Boe”) per day, up 47% compared to the second quarter of 2012 and 17% compared to the first quarter of 2013
•	Total revenue increased 56% from the second quarter of 2012 to $2.2 million and 13% compared to first quarter 2013
•	General and administrative expenses decreased 53% compared to second quarter 2012, representing a 68% decrease on a per Boe basis

Second Quarter 2013 Operational Achievements

•	Participated in the completion of 8 gross (0.23 net) wells, with a 100% success rate in the Bakken and Three Forks plays
•	Increased total producing wells to 81 gross (2.82 net) wells, a 54% increase from second quarter of 2012
•	Closed on a core acreage swap in Williams County, North Dakota

Second Quarter 2013 Financial Results

The Company reported second quarter 2013 net loss of $297 thousand, or $0.01 per basic and diluted common share, compared to a net loss of $617 thousand, or $0.01 per basic and diluted common share, for the second quarter of 2012.

Revenue for the second quarter of 2013 was $2.2 million compared to $1.4 million for the second quarter of 2012, an increase of 56%. The increase in revenue for the second quarter of 2013 is primarily attributable to a 47% increase in production from the second quarter of 2012. The Company produced 25.7 MBoe during the second quarter of 2013, 92% of which was crude oil.

For the second quarter of 2013, the Company’s realized oil price was $88.02 per barrel of oil. The Company’s realized price was 6% below WTI as compared to a differential of 18% per barrel in the second quarter of 2012.

Production expenses were $269 thousand in the second quarter of 2013 compared to $122 thousand in the second quarter of 2012, or $10.47 and $6.95 per Boe, respectively. The 51% increase on a per Boe basis was primarily due to workover and other related expenses and the costs of water hauling and disposal. Production expenses are down 15% on a per Boe basis from the first quarter of 2013.

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Production taxes were $233 thousand in the second quarter of 2013 as compared to $158 thousand in the second quarter of 2012, or 10.8% and 11.5% of sales, respectively.

General and administrative expenses decreased from $1.24 million in the second quarter of 2012 to $587 thousand in the second quarter of 2013. In 2012 we expensed $439 thousand related to the fair value of common stock issued as a non-refundable deposit on acreage acquisitions we decided not to complete.

Depletion, depreciation, amortization and accretion together amounted to $876 thousand in the second quarter of 2013 as compared to $535 thousand in the second quarter of 2012, or $34.04 and $30.52 per Boe, respectively.

Adjusted EBITDA for the second quarter of 2013 was $1.2 million compared to $0.5 million for the second quarter of 2012, an increase of 129%. The adjusted second quarter 2013 EBITDA is a record for the Company (excluding non-operating settlement income in the third and fourth quarters of 2012).

Second Quarter 2013 Operational Results

During the second quarter of 2013, the Company continued high-grading the Company’s acreage portfolio. Our focus on positioning the company for near-term development was exemplified by closing the previously announced core acreage swap in Williams County, North Dakota. As of June 30, 2013, the Company controlled approximately 12,000 net mineral acres prospective for the Bakken and Three Forks formations.

Additionally, the Company participated in the completion of 8 gross (0.23 net) wells during the second quarter of 2013 with a 100% success rate, increasing the Company’s total producing well count to 81 gross (2.82 net) wells. Additionally, as of June 30, 2013, the Company owned working interests in 16 gross (0.66 net) wells that are preparing to drill, drilling, awaiting completion or completing. Subsequent to the end of the second quarter through August 8, 2013, the Company participated in the completion of 8 gross (0.30 net) wells.

Liquidity

On August 8, 2013, Black Ridge closed a $125 million financing including a $50 million senior secured revolving credit facility and a $75 million subordinated senior secured term loan. The initial available capital was doubled from our previous facility to $32 million.

Black Ridge intends to use these two new facilities to accelerate the growth of the Company's footprint in the Bakken and Three Forks trends through potential working interest and/or leasehold purchases, development of wells on the Company's existing leases, and retiring the existing credit facility with Dougherty Funding LLC ("Dougherty"). As of June 30, 2013, the principal amount outstanding on the Dougherty facility was $7.9 million and the total availability was $16.5 million. Subsequent to the end of the second quarter through August 8, 2013 we have drawn an additional $3 million on the Dougherty facility.

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Management Comments

Ken DeCubellis, Black Ridge's Chief Executive Officer, said: “We are proud of the record adjusted EBITDA, from oil and gas operations, that the Company achieved during the second quarter of 2013. We are beginning to see the results from the acquisitions and development investments that were made in the previous two quarters. The recently announced $125 million financing will provide the Company with the liquidity to continue investing in high return Bakken and Three Forks projects and grow production and cash flow.

Well Update

Producing Wells: The following table sets forth Bakken and Three Forks wells in which Black Ridge holds a participating interest that were completed or acquired during the quarter ending June 30, 2013.

Well	Operator	Location	WI(1)
SCHA 33-34 #3H	Statoil	Mountrail, ND	0.063
SCHA 33-34 #4TFH	Statoil	Mountrail, ND	0.063
Hanson 33-28H	Zenergy	Williams, ND	0.036
Sequoia 6093 42-34H	Oasis	Burke, ND	0.031
Moody 159-94-15A-22-1H	Petro-Hunt	Burke, ND	0.017
Vera 1-1H	Continental	Williams, ND	0.016
Tena 1-13H	Continental	Williams, ND	0.005
Helstad 157-99-2A-11-1H	HRC Operating	Williams, ND	0.002

(1)	The working interests are based on Black Ridge’s internal records and may be subject to change by operators' third-party legal counsel in preparing final division order title opinions for each well.

“Drilling” Wells: The following table sets forth Bakken and Three Forks wells in which Black Ridge holds a participating interest that are either preparing to drill, drilling, awaiting completion or completing as of June 30, 2013.

Well	Operator	Location	WI(1)
Sail and Anchor 4-13-14HBK	Samson Oil and Gas	Williams, ND	0.075
Mathewson 2-30H	Continental	Williams, ND	0.055
Mathewson 3-30H	Continental	Williams, ND	0.055
Colfax 3-19H	Continental	Williams, ND	0.055
Colfax 2-19H	Continental	Williams, ND	0.055
Jurgens 34-12PH	Whiting	Billings, ND	0.008
Jurgens 44-12PH	Whiting	Billings, ND	0.008
Dietz 34-7PH	Whiting	Stark, ND	0.006
Dietz 14-7PH	Whiting	Stark, ND	0.006
Thorp Federal 11X-28B	XTO	Dunn, ND	0.034
Thorp Federal 11X-28F	XTO	Dunn, ND	0.034
Billabong 2-13-14HBK	Samson Oil and Gas	Williams, ND	0.075
Duckstein 1-13-14HTF	Samson Oil and Gas	Williams, ND	0.075
Blackdog 3-13-14HTF	Samson Oil and Gas	Williams, ND	0.075
Raymond 1-21AH	Continental	Williams, ND	0.043
Heckman 7-6-1H	Mountain Divide	Divide, ND	0.004

(1)	The working interests are based on Black Ridge’s internal records and may be subject to change by operators' third-party legal counsel in preparing final division order title opinions for each well.

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Adjusted EBITDA

In addition to reporting net income (loss) as defined under GAAP, we also present Adjusted EBITDA. We define Adjusted EBITDA as net income before (i) interest expense, (ii) income taxes, (iii) depreciation, depletion and amortization, (iv) accretion of abandonment liability, and (v) non-cash expenses relating to share based payments recognized under ASC Topic 718. We believe the use of non-GAAP financial measures provides useful information to investors regarding our current financial performance; however, Adjusted EBITDA does not represent, and should not be considered an alternative to GAAP measurements. We believe this measure is useful in evaluating our fundamental core operating performance. Specifically, we believe Adjusted EBITDA results provide useful information to both management and investors by excluding certain income and expenses that our management believes are not indicative of our core operating results. Although we use Adjusted EBITDA to manage our business, including the preparation of our annual operating budget and financial projections, we believe that non-GAAP financial measures have limitations and do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP financial measures. A reconciliation of Adjusted EBITDA to Net Income on a GAAP basis, is included below:

Black Ridge Oil & Gas, Inc.
Reconciliation of Adjusted EBITDA (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Net Income (loss)	$(297,300)	$(617,445)	$16,513	$(1,378,302)
Add Back:
Interest Expense, net, excluding amortization of warrant based financing costs	520,284	137,196	743,056	221,138
Income Tax Provision	(92,913)	(227,381)	(526,701)	(381,565)
Depreciation, Depletion, and Amortization	874,474	533,446	1,580,010	827,199
Accretion of Abandonment Liability	1,811	1,208	2,963	2,005
Common stock issued for terminated oil and gas acquisition	–	438,539	–	438,539
Share Based Compensation	223,145	272,208	395,598	778,950

Adjusted EBITDA	$1,229,501	$537,771	$2,211,439	$507,964

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Financial and Statistical Data Tables

Following are financial highlights for the comparative three and six month periods ended June 30, 2013 and 2012. The following information is based on GAAP reported earnings, with additional required disclosures included in the Company's Form 10-Q:

BLACK RIDGE OIL & GAS, INC.

CONDENSED BALANCE SHEETS

	June 30,	December 31,
	2013	2012
ASSETS	(Unaudited)

Current assets:
Cash and cash equivalents	$1,572,479	$1,417,340
Accounts receivable	1,767,325	856,233
Settlement receivable	2,500,000	2,500,000
Advances to operators	1,573,359	1,350,295
Prepaid expenses	29,357	47,155
Total current assets	7,442,520	6,171,023

Property and equipment:
Oil and natural gas properties, full cost method of accounting
Proved properties	42,565,477	35,248,983
Unproved properties	6,663,926	9,055,513
Other property and equipment	85,917	85,917
Total property and equipment	49,315,320	44,390,413
Less, accumulated depreciation, amortization, depletion and allowance for impairment	(7,373,193)	(5,793,184)
Total property and equipment, net	41,942,127	38,597,229

Debt issuance costs, net	283,048	657,702

Total assets	$49,667,695	$45,425,954

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$5,136,889	$2,953,526
Settlement payable	160,000	160,000
Settlement accounts payable, related party	116,234	116,234
Accrued expenses	114,183	61,666
Total current liabilities	5,527,306	3,291,426

Asset retirement obligations	72,602	67,145
Revolving credit facility	7,863,838	5,748,844
Deferred tax liability	4,205,995	4,732,696
Total liabilities	17,669,741	13,840,111

Commitments and contingencies (See note 14)	–	–

Stockholders' equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized, no shares issued and outstanding	–	–
Common stock, $0.001 par value, 500,000,000 shares authorized, 47,979,990 shares issued and outstanding	47,980	47,980
Additional paid-in capital	30,242,810	29,847,212
Retained earnings	1,707,164	1,690,651
Total stockholders' equity	31,997,954	31,585,843

Total liabilities and stockholders' equity	$49,667,695	$45,425,954

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BLACK RIDGE OIL & GAS, INC.

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2013	2012	2013	2012

Oil and gas sales	$2,151,001	$1,380,524	$4,062,300	$2,046,730

Operating expenses:
Production expenses	269,461	121,732	538,267	265,883
Production taxes	232,528	158,378	451,870	233,810
General and administrative	586,860	1,237,883	1,190,438	1,951,774
Depletion of oil and gas properties	868,663	527,712	1,568,388	814,615
Accretion of discount on asset retirement obligations	1,811	1,208	2,963	2,005
Depreciation and amortization	5,811	5,734	11,622	12,584
Total operating expenses	1,965,134	2,052,647	3,763,548	3,280,671

Net operating income (loss)	185,867	(672,123)	298,752	(1,233,941)

Other income (expense):
Interest income	73	200	193	242
Interest (expense)	(576,153)	(172,903)	(809,133)	(526,168)
Total other income (expense)	(576,080)	(172,703)	(808,940)	(525,926)

Loss before provision for income taxes	(390,213)	(844,826)	(510,188)	(1,759,867)

Provision for income taxes	92,913	227,381	526,701	381,565

Net income (loss)	$(297,300)	$(617,445)	$16,513	$(1,378,302)

Weighted average common shares outstanding - basic	47,979,990	47,789,762	47,979,990	47,596,363
Weighted average common shares outstanding - fully diluted	47,979,990	47,789,762	48,540,032	47,596,363

Net income (loss) per common share - basic	$(0.01)	$(0.01)	$0.00	$(0.03)
Net income (loss) per common share - fully diluted	$(0.01)	$(0.01)	$0.00	$(0.03)

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BLACK RIDGE OIL & GAS, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Six Months
	Ended June 30,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$16,513	$(1,378,302)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depletion of oil and gas properties	1,568,388	814,615
Depreciation and amortization	11,622	12,584
Amortization of debt issuance costs	399,654	80,463
Accretion of discount on asset retirement obligations	2,963	2,005
Common stock issued for terminated oil and gas acquisition	–	438,539
Common stock warrants	65,884	259,069
Common stock warrants, related parties	–	45,719
Common stock options, related parties	329,714	474,162
Deferred income taxes	(526,701)	(381,565)
Decrease (increase) in current assets:
Accounts receivable	(911,092)	(563,619)
Prepaid expenses	17,798	(52,452)
Contingent consideration receivable	–	335,999
Increase (decrease) in current liabilities:
Accounts payable	(14,833)	44,749
Accounts payable, related parties	–	(9,206)
Accrued expenses	52,517	–
Royalties payable, related party	–	(16,800)
Net cash provided by operating activities	1,012,427	105,960

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of oil and gas properties	343,486	736,625
Purchases of oil and gas properties and development capital expenditures	(2,675,398)	(6,893,144)
Advances to operators	(615,370)	–
Purchases of other property and equipment	–	(7,428)
Net cash used in investing activities	(2,947,282)	(6,163,947)

CASH FLOWS FROM FINANCING ACTIVITIES
Advances from revolving credit facilities	4,300,000	7,825,000
Repayments on revolving credit facilities	(2,185,006)	(2,000,000)
Debt issuance costs paid	(25,000)	(295,822)
Net cash provided by financing activities	2,089,994	5,529,178

NET CHANGE IN CASH	155,139	(528,809)
CASH AT BEGINNING OF PERIOD	1,417,340	1,401,141
CASH AT END OF PERIOD	$1,572,479	$872,332

SUPPLEMENTAL INFORMATION:
Interest paid	$275,920	$140,917
Income taxes paid	$–	$–

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Net change in accounts payable for development of oil and gas properties	$2,198,196	$7,865,941
Advances from operators received in swap for oil and gas properties	$(1,200,000)	$–
Advances to operators applied to development of oil and gas properties	$1,592,306	$–
Capitalized asset retirement costs, net of revision in estimate	$2,494	$48,688

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Cautionary Statement as to Forward-Looking Statements

Certain statements contained herein, which are not historical, are forward-looking statements that are subject to risks and uncertainties not known or disclosed herein that could cause actual results to differ materially from those expressed herein. These statements may include projections and other "forward-looking statements" within the meaning of the federal securities laws. Any such projections or statements reflect the Company’s current views about future events and financial performance. No assurances can be given that such events or performance will occur as projected and actual results may differ materially from those projected. Important factors that could cause the actual results to differ materially from those projected include, without limitation, general economic or industry conditions nationally and/or in the communities in which our Company conducts business, volatility in commodity prices for crude oil and natural gas, environmental risks, legislation or regulatory requirements, conditions of the securities markets, our ability to raise capital or have access to debt financing, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, increases in operator costs, other economic, competitive, governmental, regulatory and technical factors affecting our Company's operations, products, services and prices and other risks inherent in the Company's business that are detailed in the Company's Securities and Exchange Commission ("SEC") filings. Readers are encouraged to review these risks in the Company's SEC filings.

About the Company

Black Ridge Oil & Gas, Inc. is an oil and gas exploration and production company based in Minnetonka, Minnesota. Black Ridge's focus is exclusive to the Williston Basin Bakken and Three Forks trend in North Dakota and Montana. For additional information, visit the Company's website at www.blackridgeoil.com.

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Contact

Black Ridge Oil & Gas, Inc., Inc.

Ken DeCubellis, Chief Executive Officer

952-426-1241

www.blackridgeoil.com

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